Exhibit 99.2

     Financial Statements of Composite Structures, LLC for the Years Ended December 31, 2000 and 1999 (As Restated) and Independent Auditors’ Report.

Composite Structures, LLC

Financial Statements for the Years Ended
December 31, 2000 and 1999 (As Restated),
and Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Composite Structures, LLC:

We have audited the accompanying balance sheets of Composite Structures, LLC as of December 31, 2000 and 1999, and the related statements of operations, members’ capital, and cash flows for the years then ended. These financial statements are the responsibility of Composite Structures, LLC’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Composite Structures, LLC at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11, the accompanying financial statements have been restated.

DELOITTE & TOUCHE LLP
Los Angeles, California
March 23, 2001
(August 16, 2001 as to Notes 9, 11, and 12)

COMPOSITE STRUCTURES, LLC

BALANCE SHEETS
DECEMBER 31, 2000 AND 1999 (As Restated)

	2000	1999

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$1,086,000	$85,000

Receivables, net (Notes 2 and 6)	6,973,000	7,986,000

Inventories, net (Notes 3 and 6)	7,127,000	5,449,000

Prepaid expenses and other current assets	145,000	76,000

Total current assets	15,331,000	13,596,000

PROPERTY, PLANT, AND EQUIPMENT, Net (Notes 4 and 6)	5,194,000	5,378,000

PREPAID PENSION COSTS (Note 7)	1,465,000	1,291,000

OTHER ASSETS, Net	35,000	33,000

TOTAL	$22,025,000	$20,298,000

LIABILITIES AND MEMBERS’ CAPITAL

CURRENT LIABILITIES:

Accounts payable	$3,579,000	$2,947,000

Accrued liabilities (Notes 5 and 10)	4,840,000	3,646,000

Total current liabilities	8,419,000	6,593,000

REVOLVING CREDIT FACILITY (Note 6)	—	5,718,000

Total liabilities	8,419,000	12,311,000

COMMITMENTS AND CONTINGENCIES (Note 8)

MEMBERS’ CAPITAL (Notes 6 and 10):

Contributed capital	6,108,000	5,210,000

Retained earnings	7,498,000	2,777,000

Total members’ capital	13,606,000	7,987,000

TOTAL	$22,025,000	$20,298,000

The accompanying footnotes are an integral part of these financial statements.

COMPOSITE STRUCTURES, LLC

STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2000 AND 1999 (As Restated)

	2000	1999

SALES AND SERVICES REVENUE	$59,300,000	$59,676,000

COST OF GOODS SOLD	41,771,000	48,285,000

GROSS PROFIT	17,529,000	11,391,000

SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	8,071,000	6,918,000

OPERATING INCOME	9,458,000	4,473,000

INTEREST EXPENSE, Net	273,000	851,000

OTHER EXPENSE, Net	358,000	436,000

NET INCOME	$8,827,000	$3,186,000

The accompanying footnotes are an integral part of these financial statements.

COMPOSITE STRUCTURES, LLC

STATEMENTS OF MEMBERS’ CAPITAL
YEARS ENDED DECEMBER 31, 2000 AND 1999 (AS RESTATED)

	Contributed	Retained
	Capital	Earnings	Total

BALANCE, DECEMBER 31, 1998	$5,210,000	$627,000	$5,837,000

Dividends (Note 10)	—	(1,036,000)	(1,036,000)

Net income	—	3,186,000	3,186,000

BALANCE, DECEMBER 31, 1999	5,210,000	2,777,000	7,987,000

Dividends (Note 10)	—	(4,106,000)	(4,106,000)

Amortization of deferred compensation expense	898,000	—	898,000

Net income	—	8,827,000	8,827,000

BALANCE, DECEMBER 31, 2000	$6,108,000	$7,498,000	$13,606,000

The accompanying footnotes are an integral part of these financial statements.

COMPOSITE STRUCTURES, LLC

STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2000 AND 1999 (As Restated)

	2000	1999

CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$8,827,000	$3,186,000

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	1,128,000	1,004,000

Amortization	—	54,000

Amortization of deferred compensation expense	898,000	—

Net periodic pension income	(174,000)	(72,000)

Loss on sale of property, plant, and equipment	4,000	—

Provision for inventory obsolescence	149,000	245,000

Changes in operating assets and liabilities:

Receivables	1,013,000	(1,369,000)

Inventories	(1,827,000)	3,620,000

Prepaid expenses and other assets	(71,000)	(2,000)

Accounts payable	632,000	(1,328,000)

Accrued liabilities	1,194,000	925,000

Net cash provided by operating activities	11,773,000	6,263,000

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchases of property, plant, and equipment	(951,000)	(416,000)

Proceeds from the sale of property, plant, and equipment	3,000	—

Net cash used in investing activities	(948,000)	(416,000)

CASH FLOWS FROM FINANCING ACTIVITIES:

Dividends	(4,106,000)	(1,036,000)

Net payment under revolving credit facility	(51,000)	(11,582,000)

Proceeds from long-term debt	—	6,000,000

Payment of long-term debt	(5,667,000)	(333,000)

Net cash used in financing activities	(9,824,000)	(6,951,000)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,001,000	(1,104,000)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	85,000	1,189,000

CASH AND CASH EQUIVALENTS, END OF YEAR	$1,086,000	$85,000

The accompanying footnotes are an integral part of these financial statements.

COMPOSITE STRUCTURES, LLC

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2000 AND 1999 (As Restated)

1.   THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Composite Structures, LLC (the “Company”) designs and manufactures metal, fiberglass, and carbon composite structures. Additionally, the Company produces helicopter main and tail rotor blades, and adhesive bonded assemblies, including spoilers, and fuselage structural panels for aircraft, jet engine fan containment rings, and helicopters.

On January 8, 1997, the Company commenced operations pursuant to the purchase of certain assets and assumption of certain liabilities of Composite Structures, a division of the Aluminum Company of America (“Alcoa”), accounted for using the purchase method of accounting.

Use of Estimates in the Preparation of the Financial Statements - The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingencies at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Estimates have been prepared based on information as of the report dates and actual results could differ from those estimates.

Revenue Recognition - The Company manufactures and provides services under fixed price contracts. Revenue is recorded on the basis of units of delivery. Provisions for estimated total contract losses on contracts in process are made in the period in which such losses are determined. Amounts representing contract change orders are included in revenues only when the amounts can reliably be estimated and realization is probable. Changes in estimates of revenues, costs, and profits are recognized in the period such changes are made.

Fair Value of Financial Instruments - The carrying amounts reported in the balance sheets for cash and cash equivalents, receivables, and accounts payable approximate fair value due to the short-term nature of these instruments. The carrying values of amounts borrowed under the Company’s revolving credit facility and long-term debt agreements approximate fair value due to the variable rate nature of these instruments.

Cash and Cash Equivalents - The Company considers all investments purchased with an original maturity of three months or less to be cash equivalents.

Inventories - Raw materials are stated at the lower of cost or market. The Company utilizes the moving average method for determining cost.

Property, Plant, and Equipment - Additions to property, plant, and equipment are stated at cost. Depreciation is computed under the straight-line method of depreciation over the estimated useful lives of the assets, ranging from 5 to 10 years.

Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of - Statement of Financial Accounting Standards (“SFAS”) No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of,” requires that long-lived assets and certain identifiable intangibles to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. This statement also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value, less cost to sell. There have been no such impairments or write-downs during 2000 or 1999.

Income Taxes - Pursuant to its limited liability company status, the income or losses of the Company are includible in the income tax returns of its members. Consequently, no provision for federal income taxes is recorded in the accompanying financial statements. However, the Company is subject to a minimum state corporation tax and franchise fees based on income, which have been provided for in the accompanying financial statements.

Concentration of Credit Risk - Financial instruments that subject the Company to credit risk consist primarily of accounts receivable. During 2000, sales to The Boeing Company and Rolls-Royce Corporation accounted for $49,272,000 (83 percent) and $5,020,000 (8 percent), respectively, of total revenue. During 1999, sales to The Boeing Company and Bell Helicopter Textron accounted for $46,885,000 (79 percent) and $6,563,000 (11 percent), respectively, of total revenue. The Boeing Company and Rolls-Royce Corporation represented $5,088,000 (72 percent) and $1,349,000 (19 percent), respectively, of total receivables at December 31, 2000. This is compared to $5,848,000 (73 percent) and $1,462,000 (18 percent), respectively, of total receivables at December 31, 1999. The Company performs ongoing evaluations of its outstanding accounts receivable balance and maintains an allowance for potential losses.

New Accounting Standards - In June 1998, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities.” SFAS No. 133 requires that all derivatives be recognized as either assets or liabilities in the balance sheet at fair value. SFAS No. 133, as amended by SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB No. 133,” and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities — an amendment of FASB Statement No. 133,” is effective for the Company as of January 1, 2001. The adoption of this standard did not have a material impact on the financial statements.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements.” The Company has reviewed SAB No. 101 and found that its revenue recognition practices were consistent with the SAB and as a result the implementation had no impact on the Company’s financial position or results of operations.

In March 2000, the FASB issued Interpretation No. 44 (“FIN No. 44”), “Accounting for Certain Transactions involving Stock Compensation — an interpretation of APB Opinion No. 25.” FIN No. 44 clarifies (i) the definition of employee for purposes of applying Accounting Principles Board (“APB”) Opinion No. 25, (ii) the criteria for determining whether a plan qualifies as a noncompensatory plan, (iii) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (iv) the accounting for an exchange of stock compensation awards in a business combination. FIN No. 44 was effective July 1, 2000. The adoption of FIN No. 44 resulted in $898,000 of compensation expense in fiscal year 2000.

Reclassifications - Certain reclassifications have been made to the prior years’ financial statements in order to conform to the current presentation.

2.    RECEIVABLES

Receivables are summarized as follows:

	2000	1999

Receivables related to long-term contracts:

Amounts billed	$7,019,000	$8,030,000

Accrued revenues for undefinitized contracts — unbilled	4,000	6,000

Allowance for doubtful accounts	(50,000)	(50,000)

	$6,973,000	$7,986,000

Of the total unbilled amounts at December 31, 2000, substantially all amounts are expected to be billed in 2001.

3.    INVENTORY

Inventories are summarized as follows:

	2000	1999

Raw materials	$504,000	$1,520,000

Work in process	6,957,000	4,129,000

Inventory obsolescence reserve	(334,000)	(200,000)

	$7,127,000	$5,449,000

4.   PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment are summarized as follows:

	2000	1999

Land	$1,027,000	$1,027,000

Buildings and improvements	1,667,000	1,667,000

Machinery and equipment	5,959,000	4,922,000

Computer software	124,000	78,000

Construction in progress	178,000	347,000

	8,955,000	8,041,000

Accumulated depreciation	(3,761,000)	(2,663,000)

	$5,194,000	$5,378,000

5.    ACCRUED EXPENSES

Accrued expenses are summarized as follows:

	2000	1999

Accrued bonuses	$3,558,000	$2,200,000

Accrued vacation	731,000	612,000

Accrued salaries and wages	466,000	428,000

Other accrued expenses	85,000	406,000

	$4,840,000	$3,646,000

6.   BANK BORROWINGS

At December 31, 1999, the Company had an outstanding revolving credit facility and a term loan. On March 30, 2000, the Company repaid the outstanding balance of the term loan and amended its revolving credit facility. The amended revolving credit facility provides for borrowings up to the lesser of: the borrowing base, as determined by the Company’s accounts receivable and inventory levels, plus a supplemental revolving facility; or the revolving loan facility, defined as $12,000,000 plus the supplemental revolving facility, less any outstanding letters of credit. The supplemental revolving facility is $4,741,000 at December 31, 2000, and is automatically reduced by $74,000 per month. The amended revolving credit facility, which has no outstanding balance at December 31, 2000, bears interest at prime rate minus .25 percent or LIBOR plus 2.25 percent (9.25 percent at December 31, 2000). Payments of interest are made through additional borrowings under the amended revolving credit facility. The amended revolving credit facility expires February 19, 2003.

The amended revolving credit facility is collateralized by substantially all of the Company’s assets other than real property and contains certain financial covenants with respect to borrowings, working capital, net worth, fixed charges, debt service, and capital expenditures. In addition, the agreements contain certain restrictive covenants that limit the Company’s ability to make acquisitions, sell or lease assets, redeem membership interests, and make distributions. The Company is in compliance with all debt covenants at December 31, 2000.

The following table details amounts outstanding under the Company’s bank borrowings at December 31, 2000 and 1999:

	2000	1999

Revolving credit facility, expires February 19, 2002. Interest rate was prime rate or LIBOR plus 2.50% (8.50% at December 31, 1999)	$—	$51,000

Term loan, expires February 27, 2004. Interest rate was prime rate plus .25% (8.75% at December 31, 1999)	—	5,667,000

	$—	$5,718,000

7.   BENEFIT PLANS

As part of the acquisition, described in Note 1, the Company assumed the assets and liabilities of a defined benefit plan for its hourly union employees. Pension plan benefits are generally determined on the basis of the retiree’s age and length of service. Due to the overfunded status of the pension plan, the Company was not required to make a contribution to the plan in 2000 or 1999. Assets of the defined benefit plan are composed primarily of fixed income and equity securities.

The funded status of this plan at December 31, 2000 and 1999 is as follows:

	2000	1999

Benefit obligation	$7,155,000	$6,267,000

Fair value of plan assets	9,105,000	9,738,000

Funded status	$1,950,000	$3,471,000

Prepaid benefit cost recognized in the balance sheets at December 31, 2000 and 1999 is as follows:

2000	1999

$1,465,000	$1,291,000

The amounts of income and benefits paid are as follows:

	2000	1999

Benefit income	$(174,000)	$(72,000)

Benefits paid	315,000	291,000

Weighted-average assumptions:

Expected long-term rate of return	9.0%	9.0%

Weighted-average discount rate	7.25%	7.75%

In addition to the defined benefit plan described above, the Company also sponsors two 401(k) defined contribution plans for its union and non-union employees. Under the plans, union and non-union employees can make annual voluntary contributions not to exceed the lesser of an amount equal to 10 percent and 15 percent, respectively, of their compensation or limits established by the Internal Revenue Code. With respect to its non-union employees, the plan also provides for discretionary contributions equal to 2 percent of salary, regardless of the employees’ contributions, and a Company match equal to 50 percent of the employees’ contributions up to the first 6 percent. The Company contributed $458,000 and $328,000 during 2000 and 1999, respectively.

As of December 31, 2000, the Company accrued $3,069,000 of bonuses payable to certain management personnel. In addition, $489,000 of discretionary 401(k) contributions was accrued for bonuses to certain eligible employees. All such amounts, which are recorded in the Company’s balance sheet under the caption “Accrued liabilities,” were distributed in cash subsequent to December 31, 2000.

8.   COMMITMENTS AND CONTINGENCIES

Commitments - The Company has operating leases for the use of certain facilities, data processing equipment, and other equipment. Under certain lease agreements, the Company is obligated to pay property taxes, insurance, and maintenance costs. Lease rental expense during 2000 and 1999 amounted to $250,000 and $239,000, respectively.

At December 31, 2000, minimum fixed rental commitments under operating leases are as follows:

2001	$243,000

2002	190,000

2003	10,000

2004	7,000

$450,000

Contingencies - As is common with U.S. government contracts, the Company’s U.S. defense contracts are unilaterally terminable at the option of the U.S. government with compensation for work completed and costs incurred. Contracts with the U.S. government are subject to certain laws and regulations, noncompliance with which may result in various sanctions. In the current government contracting environment, contractors, sometimes without their knowledge, are subject to investigations by the U.S. government initiated in various ways. Most investigations result in no action being taken or administrative resolution.

The Company has other contingent liabilities arising in the ordinary course of its business. In the opinion of management, the ultimate disposition of such matters will not materially affect the Company’s financial statements.

9.    MANAGEMENT INCENTIVE PLAN

The Company has a management incentive plan that provides for the grant of options to acquire units of the Company (“options”) to the Company’s officers and other key employees and permits an aggregate issuance of 176.36 units of the Company. The option prices, vesting provisions, dates of grant, and number of units granted under the plan is determined by the Board of Directors. The options vest 60 percent three years after the grant date and 20 percent each on the fourth and fifth years after the grant date. However, the options are not exercisable until seven years after grant or upon the event of a merger, consolidation, liquidation, or dissolution of the Company or the acquisition by another company of substantially all of the Company’s assets or 80 percent or more of the Company’s outstanding units. Options expire ten years from the date of grant or upon specified conditions as set forth in the management incentive plan.

During 1999, the Board of Directors cancelled options to acquire 83.25 units of the Company which were granted to certain of the Company’s officers with a weighted average exercise price of $19,812 and concurrently granted new options to those officers with a new exercise price of $13,500 and a new effective grant date. This arrangement caused variable accounting under accounting principles generally accepted in the United States of America which resulted in $898,000 of compensation expense related to these options during the year ended December 31, 2000. The variable award options are subject to remeasurement criteria and could result in additional future compensation expense until such time as the options are either exercised, forfeited, or expired without exercise.

The Company accounts for the management incentive plan using the intrinsic value method in accordance with APB Opinion No. 25 and its related interpretations. SFAS No. 123, “Accounting for Stock-Based Compensation,” requires the disclosure of pro forma net income had the Company adopted the fair value method of accounting for its management incentive plan as prescribed by that statement. Had compensation cost for the Company’s management incentive plan been determined based on the fair value at the grant dates for awards under the plan consistent with the method of SFAS No. 123, the Company’s pro forma net income would have been:

	2000	1999

As reported	$8,827,000	$3,186,000

Pro forma	9,634,000	3,092,000

The weighted average grant date fair value of options granted in 1999 was $2,160. The Company’s calculations were made using the minimum value method as prescribed by SFAS No. 123, assuming a risk-free interest rate of 5.59 percent, expected life of 8.5 years, zero stock volatility and expected dividends of zero for the years ended December 31, 2000 and 1999.

A summary of the status of the Company’s options as of December 31, 2000 and 1999, and changes during the year then ended, is presented below:

	2000		1999

		Weighted-		Weighted-
		Average		Average
		Exercise		Exercise
	Units	Price	Units	Price

Outstanding at beginning of year	176.36	$14,871	111.00	$18,234

Cancelled	—	—	83.25	19,812

Granted	—	—	148.61	15,127

Outstanding at end of year	176.36	$14,871	176.36	$14,871

Options exercisable at year-end	0		0

The following table summarizes information about options outstanding at December 31, 2000:

	OPTIONS OUTSTANDING			OPTIONS EXERCISABLE

		Weighted-
	Number	Average	Weighted-	Number	Weighted-
	Outstanding	Remaining	Average	Outstanding	Average
Range of	December 31,	Contractual	Exercise	December 31,	Exercise
Exercise Prices	2000	Life	Price	2000	Price

$13,500	111.00	7 years	$13,500	$0	$0

17,200	65.36	8.25 years	17,200	—	—

	176.36	7.46 years	$14,871	$0	$0

10.  MEMBERS’ CAPITAL AND PARTY-IN-INTEREST ACTIVITY

During 2000 and 1999, the Company paid dividends to its members of $4,106,000 and $1,036,000, respectively. Dividends paid represent distributions to its members for estimated tax payments.

The Company maintains an agreement with two of its members to provide management services. During 2000 and 1999, the Company’s statements of operations included management fees of $955,000 and $222,000, respectively, related to management services and performance-based awards earned by the members. At December 31, 2000, accrued liabilities includes $750,000 owed to related parties.

In addition, during 2000, the Company’s statement of operations included $117,000, which was paid during the year, related to investment banking services provided by a member.

11.  RESTATEMENT

Subsequent to the issuance of the Company’s 2000 financial statements, the Company’s management determined that stock-based compensation expense for the year ended December 31, 2000 associated with certain equity awards had not been considered in the preparation of the Company’s financial statements. As a result, the accompanying 2000 financial statements have been restated from the amounts previously reported to reflect the appropriate accounting and reporting of these awards. A summary of the significant effects of the restatement is as follows:

	As Previously
	Reported	As Restated

At December 31, 2000:

Contributed capital	$5,210,000	$6,108,000

Retained earnings	8,396,000	7,498,000

For the year ended December 31, 2000:

Selling, general, and administrative	7,173,000	8,071,000

Operating income	10,356,000	9,458,000

Net income	9,725,000	8,827,000

12.  SUBSEQUENT EVENTS

On June 6, 2001, all of the units of the Company were acquired, directly and indirectly, by Ducommun Incorporated (“Ducommun”) pursuant to a Unit and Stock Purchase Agreement dated May 16, 2001. The assets acquired by Ducommun through the purchase of the units included the Company’s fixed assets, accounts receivable, inventory, and other assets.

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